UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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DENTSPLY INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DENTSPLY International Inc.
World Headquarters
Susquehanna Commerce Center
221 W. Philadelphia Street
York, PA 17405-0872
(717) 845-7511
Fax (717) 854-2343

April 11, 2008

Dear DENTSPLY Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008, at 9:30 a.m., at the Company’s Employee Meeting Room at 570 West College Avenue, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations, and discussion.

Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,

Bret W. Wise
Chairman of the Board,
Chief Executive Officer and President

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 13, 2008

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 13, 2008, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

1. To elect four Class I directors to serve for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books and accounts of the Company for the year ending December 31, 2008;

3. If properly presented at the meeting, to vote on a shareholder proposal requesting the Company to prepare a sustainability report; and

4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors fixed the close of business on March 17, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania.

The Board of Directors urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors,
Brian M. Addison
Vice President, Secretary and
General Counsel

York, Pennsylvania
April 11, 2008

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation (“DENTSPLY” or the “Company”), for use at the Company’s 2008 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the “Annual Meeting”) to be held on Tuesday, May 13, 2008, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 11, 2008.

The Board of Directors (“the Board”) fixed the close of business on March 17, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 148,791,129 shares of Common Stock of the Company, par value $.01 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy at the Annual Meeting, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Company’s Board of Directors and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board of Directors.

Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

The cost of solicitation of proxies for use at the Annual Meeting and sought by the Board of Directors will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone for no additional consideration. The Company may specifically engage a firm to assist in the solicitation of proxies on behalf of the Board and would anticipate paying a reasonable fee for such services plus reasonable out-of-pocket expenses.

Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as “broker non-votes”).

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board of Directors. The Board is currently comprised of eleven persons.

Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 2009 and 2010 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

The four incumbent Class I directors are nominees for election to the Board this year for a three-year term expiring at the 2011 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxy named in the proxy card and on the internet voting site intends to vote for the election of the four Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See “Stockholder Proposals for Proxy Statement and Nominations” in this Proxy Statement.

Set forth below is certain information with regard to each of the nominees for election as Class I directors and each continuing Class II and Class III director.

Nominees for Election as Class I Directors

Name and Age	Principal Occupation and Directorships

Michael C. Alfano, D.M.D., Ph.D. Age 60	Dr. Alfano is Executive Vice President at New York University where he is responsible for Finance, Budget, Endowment, Real Estate, Facilities, Treasury and Human Resources. He is also Professor of Basic Science and Craniofacial Biology at the NYU College of Dentistry since 1998, where he served as Dean until 2006. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. He serves as a member of or consultant to various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, and served on the Board of Overseers for the School of Dental Medicine at the University of Pennsylvania from 1992 to 2004. In addition, Dr. Alfano has served as a consultant to the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February 2001.

Name and Age	Principal Occupation and Directorships

Eric K. Brandt Age 45	Mr. Brandt was appointed Senior Vice President and Chief Financial Officer of Broadcom Corporation in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and in 2005, until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group, and a senior member of the BCG Health Care and Operations practices. He currently serves on the Board of Vertex Pharmaceuticals, Inc. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.

William F. Hecht Age 65	Mr. Hecht retired as Chairman of the Board and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman and Chief Executive Officer in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also serves as Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia and as a director of RenaissanceRe Holdings Ltd. He also serves on the Board of a number of civic and charitable organizations. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.

Francis J. Lunger Age 62	Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. In June 2007, he was elected to the board of NDS Surgical Imaging. Mr. Lunger was elected to the DENTSPLY Board of Directors in May 2005.

Directors Continuing as Class II Directors

Name and Age	Principal Occupation and Directorships

Wendy L. Dixon, Ph.D. Age 52	Dr. Dixon serves as the President of Global Marketing and Chief Marketing Officer at Bristol-Myers Squibb Company (“Bristol-Myers”), a position she has held since joining the company in December 2001. She also serves on the Executive Committee of Bristol-Myers. From 1996 to November 2001, Dr. Dixon held executive management positions at Merck & Company, most recently serving as the Senior Vice President of Marketing. Prior to her employment at Merck, Dr. Dixon held executive management positions with Osteotech and Centocor and various positions at SmithKline in marketing, regulatory affairs and project management. Dr. Dixon was appointed to the DENTSPLY Board of Directors in July 2005.

Name and Age	Principal Occupation and Directorships

Leslie A. Jones Age 68	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of Dentsply International Inc. (”Old Dentsply”) prior to its merger with Gendex Corporation (”Gendex”) on June 11, 1993 (the ”Merger”). Prior to that time, Mr. Jones served as Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the Merger, and prior to the Merger served as a director of Old Dentsply.

Bret W. Wise Age 47	Mr. Wise is the Chairman, Chief Executive Officer and President of the Company, positions he has held since January 2007. Mr. Wise joined DENTSPLY in November 2002 as Senior Vice President and Chief Financial Officer. In January 2005, he was promoted to Executive Vice President with operating oversight responsibility for two of DENTSPLY’s four operating groups, corporate research and development, and business development activities. In January 2006, Mr. Wise was promoted to President and Chief Operating Officer, positions he held until being appointed to his current role. Prior to joining DENTSPLY, Mr. Wise was Senior Vice President and Chief Financial Officer of Ferro Corporation. He was also formerly Vice President and Chief Financial Officer of WCI Steel, Inc. and a partner with the accounting and consulting firm of KPMG. Mr. Wise currently serves on the boards of the National Foundation of Dentistry for the Handicapped and IMS Health. He joined the DENTSPLY Board of Directors in August 2006 and was named Chairman of the Board in January 2007.

Directors Continuing as Class III Directors

Name and Age	Principal Occupation and Directorships

Paula H. Cholmondeley Age 60	Ms. Cholmondeley is a private consultant on Strategic Planning. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is an independent trustee of Nationwide Mutual Fund. She also serves on the Boards of Terex Corporation, Ultralife Batteries, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.

Name and Age	Principal Occupation and Directorships

Michael J. Coleman Age 64	Mr. Coleman is the Chairman of the Board of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide, Prime Bank of Melbourne, Florida, and as a Trustee of the Freedom Forum Diversity Institute, based in Nashville, Tennessee and The Newseum in Washington, D.C. Mr. Coleman has served as a director of the Company since the Merger, and prior thereto as a director of Gendex.

John C. Miles II Age 66	Mr. Miles served as Chairman of the Board of the Company from May 1998 until May 2005. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman of the Board in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of Old Dentsply prior to the Merger. He is currently serving as a director of Respironics, Inc. Mr. Miles has been a director of the Company since the Merger and was a director of Old Dentsply commencing January 1990.

W. Keith Smith Age 73	Mr. Smith served as Senior Vice Chairman of Mellon Financial Corporation and Mellon Bank, N.A., as well as a member of the Board of Directors from 1987 until 1998. In his capacity as head of Mellon Trust, he served as Chairman and Chief Executive Officer of The Boston Company and Boston Safe Deposit Company, as well as Chairman of The Dreyfus Corporation and Buck Consultants Inc. Mr. Smith joined Mellon in 1987 as Vice Chairman and Chief Financial Officer of Mellon Bank Corporation and Mellon Bank, N.A., and served in that capacity until 1990. Mr. Smith served as a Director since 1999 and, since July 2007, as President and Chief Executive Officer of the West Penn Allegheny Health System, until March 2008. Mr. Smith is a Chartered Accountant and a member of the Financial Executives Institute. He serves on the Boards of Directors of PPL Corporation, LED Medical Diagnostics, Inc., Baytree National Bank & Trust Co., Baytree Bancorp, River City Brass Band Endowment, and the Greater Pittsburgh Council of the Boy Scouts of America. Mr. Smith has served as a director of the Company since the Merger and prior thereto served as a director of Old Dentsply.

Votes Required

The Class I directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Class I directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2008.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered during 2007 and 2006, and are categorized in accordance with the rules of the Securities Exchange Commission (“SEC”) on auditor independence as follows (in thousands):

	2007	2006
	($)	($)

Audit (1)	2,708	2,590
Audit related (2)	65	75
Tax (3)	102	79
Other (4)	2	2
Total	2,877	2,746

(1)	The audit fees for the years ended December 31, 2007 and 2006, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2007 and 2006, audit fees included professional services related to the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)	The audit related fees for the years ended December 31, 2007 and 2006, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include assistance in applying financial accounting and reporting standards and certain attestation services.

(3)	Tax fees for the years ended December 31, 2007 and 2006, respectively, were for audit related tax compliance in each of the indicated fiscal years.

(4)	The other fees for the years ended December 31, 2007 and 2006, respectively, were for annual subscriptions to technical references.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Committee at its next meeting. Management makes a presentation to the Committee (or the Chairman of the Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Committee advises Management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee (“Audit Committee”) in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit and Finance Committee and the Board of Directors recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company.

STOCKHOLDER PROPOSAL

We have received a stockholder proposal from Walden Asset Management (“Walden”) as primary filer, whose address is One Beacon Street, Boston, Massachusetts 02108. Walden indicated in its proposal that it holds 265,000 shares (approximately two tenths of a percent) of the Company’s stock and intends to introduce the following resolution at the Annual Meeting and has furnished the following statement in support of the proposal. There were also co-filers to the proposal who collectively indicated they hold 40,835 shares of the Company’s stock. The names, addresses and shareholdings of the co-filers are available upon request made to the secretary of the Company.

SUSTAINABILITY REPORT RESOLUTION

Whereas:

Sustainability requires balancing the needs of the present with the needs of the future, whether these needs are considered in ecological, economic, or societal contexts. Sustainable business includes “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ’license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.” (Dow Jones Sustainability Group)

Mainstream institutional investment and brokerage houses are seeking tools to understand the links between sustainability performance and capital markets. Leading companies such as MG, Goldman Sachs, Legg Mason, Merrill Lynch, and Morgan Stanley collect information on companies’ social and environmental practices to help make investment decisions. In addition, the Carbon Disclosure Project, a coalition of 315 institutional investors representing more than $40 trillion in assets, has requested greater disclosure from companies on their climate change programs and policies.

We believe that developing a sustainability report allows a company to be more responsive to the global business environment, one with finite natural resources, shifting legislation, and changing public expectations of corporate behavior. The reporting process helps companies to: better integrate and gain strategic value from existing corporate social responsibility efforts, identify gaps and opportunities, develop company-wide communications, and structure a venue to publicize innovative practices or respond to critiques.

Given DENTSPLYS’ business focus, we believe the importance of a corporate wide analysis of opportunities and exposures in sustainability issues is important. We believe that DENTSPLY will benefit from understanding the risks and opportunities that sustainability issues, such as climate change, toxins legislation and standards for human rights, can play across its many business lines. We ask that the company make clear to shareholders that it is taking the necessary steps to identify, understand, monitor, and manage sustainability issues.

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by September 1, 2008.

SUPPORTING STATEMENT

The report should include the company’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that DENTSPLY use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“the Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. Over 800 companies use or consult the Guidelines for sustainability reporting, including 3M, Akzo Nobel, BASF, Ingersoll-Rand, and General Electric.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company recognizes the importance of social, environmental and economic considerations in the manner in which it conducts business and their potential impact on its economic performance. The Company also recognizes the importance of these issues to our stockholders and others that have business relationships with us. The Company is committed to ethical business practices and compliance with the law in all areas of its operations and strives to be a good corporate citizen in the communities where it operates. The Company takes the issues raised by the proposal seriously but believes that conducting a special review of social, environmental and economic performance for the purpose of preparing an additional report to stockholders on sustainability would be expensive, time-consuming and unnecessary. Such a report would not add to the Company’s efforts in these areas or result in any additional benefit to stockholders, employees or others because the Company’s current policies and practices address the concerns of the stockholder proposal.

It should be noted that the stockholder proposal recommends the use of the Global Reporting Initiative’s (“GRI”) Sustainability Reporting Guidelines to prepare the report. The GRI Guidelines are a complex, vague and voluminous set of metrics that would require substantial time and funds to evaluate and apply. The proposal does not convey the burden on human resources or the considerable expense involved in preparing a report using the GRI Guidelines other than to note that the sustainability report should be prepared “at reasonable cost.” Information previously available on GRI’s website stated that companies that responded to a survey conducted by GRI spent an average of more than $600,000 in preparing sustainability reports using the GRI Guidelines — with one entity spending $3 million on its sustainability report. The Company does not believe that stockholders would be benefited by having the Company expend hundreds of thousands of dollars, or more, on preparing a separate sustainability report in accordance with a costly, complex and ambiguous set of guidelines. Instead, the Company prefers, in the exercise of its business judgment, to prudently allocate its limited resources and assets to the continued development and enhancement of its business operations and the activities described herein.

As a manufacturer of dental products in the healthcare market the Company recognizes that its commercial success depends on its ability to promote the health of the public and that ultimately the achievement of the Company’s business objectives is based on the welfare of the end users of its products, the members of the public who are treated by the dental professionals who are our customers. Competitive advantage and the promotion of the wellbeing of the public are compatible objectives and are pursued by the Company in tandem.

DENTSPLY has an active and long-standing corporate social responsibility policy. We believe that we currently integrate and gain strategic value from our existing corporate social responsibility initiatives. As a dental manufacturer, our first goal is to improve the oral health of the public, including underserved individuals, both children and adults. DENTSPLY was instrumental in the founding of the American Fund for Dental Health over 50 years ago, which subsequently became Oral Health America, a vital and active non-profit organization committed to improving the oral health of the public. The Company continues to invest in dental charitable organizations dedicated to providing needed dental care for children and adults. The Company also invests in the future of dental services and professionals through support of student research in dental schools throughout the world. In addition, we strive to serve as good corporate citizens improving the social, educational and health infrastructure in the communities in which we operate. The Company supports various non-profit and charitable organizations with cash grants from the DENTSPLY Foundation and encourages the Company’s senior management to donate their time through service on the boards of various non-profit organizations. The Company also encourages its Associates to give back to their communities by donating their time as volunteers.

The Company believes that in addition to social considerations, environmental considerations are also important in the conduct of our business. Although the nature of the Company’s business is such that it is not a heavy consumer of energy resources or raw materials, the Company has ongoing initiatives to evaluate and improve its operating efficiencies, including the reduction of energy usage and raw material consumption. Most notable of these is the Company’s lean manufacturing program that is applied throughout our global manufacturing base with an emphasis on streamlining operations, increasing throughput per square footage of plant space, reducing material and energy consumption, and reducing scrap materials. In addition, the Company engages in numerous recycling programs and we have various initiatives to automate and streamline administrative functions through use of electronic media, to reduce paper consumption in our business units.

The Company’s products and operations are subject to extensive regulations administered by the Federal Food and Drug Administration and similar foreign agencies. These regulations relate to all aspects of the Company’s business including the manner in which the Company manufactures and markets its products and operates its facilities. We are subject to periodic inspections by agents of the FDA and other government agencies who are responsible for ensuring that our products and practices meet all applicable standards. Additionally, the Company’s facilities are periodically inspected by third party Notified Bodies to allow the Company’s products to be sold on a worldwide basis.

The Company has programs to ensure compliance with FDA regulations and all other laws applicable to our business, including product safety, environmental and labor laws. Specifically, although the Company’s operations have minimal environmental impacts, it maintains an environmental, health and safety audit program to monitor its compliance with applicable requirements. The Company’s environmental programs include, among others, hazardous and general waste handling and management, recycling, and energy and water usage reduction.

As a general matter, the Company does not subcontract out the production of its products, particularly in countries where use of child labor has been identified as occurring. Moreover, the Company has human resources personnel responsible for various Company operations throughout the world to ensure compliance with applicable labor and employment laws to ensure compliance with human rights standards.

The Company’s ethical approach to business operations is embedded in the Company’s culture. The Company has adopted a Code of Business Conduct & Ethics to promote the appropriate and responsible conduct of its businesses throughout the world. This Code applies to all Company personnel and all employees receive a copy of our Code. Violation of this Code of Conduct is basis for dismissal from the Company. The Code and compliance activities hereunder are overseen by a corporate compliance committee consisting of the most senior business and legal officers of the Company. These compliance activities are supported by the Company’s commitment to sound ethical practices and a mission statement that places “unquestionable integrity” as the guiding core value of our Company.

The Company continues to monitor and review its policies to ensure that the principles set forth above are appropriately implemented and to address new concerns or issues that arise by our participation in a global marketplace whose standards continue to evolve.

In sum, the Company believes that its existing corporate practices including programs and activities to ensure compliance with applicable legal requirements, existing corporate social responsibility programs, our dedication to improving the health and welfare of the communities in which we operate, and our manufacturing initiatives that reduce the impact that our operations have on the environment adequately address the matters raised by the proposal. Therefore, conducting a special review and preparing a sustainability report are unnecessary, and an ineffective use of the Company’s funds. The time and expense that would be incurred would divert personnel and resources from our business and operations, including the sustainability activities described above, and would not be in the best interests of our stockholders.

The proposal to request the Company’s Board to prepare a Sustainability Report will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL TO ISSUE A SUSTAINABILITY REPORT.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 17, 2008.

	Shares Owned
	Beneficially
Five Percent Stockholders	Number		Percent

Barclays Global Investors	9,322,394	(1)	6.3
45 Fremont Street 17th Floor San Francisco, CA 94105
FMR Corp.	8,423,440	(2)	5.7
82 Devonshire Street Boston, MA 02109
The DENTSPLY International Inc.	7,612,263	(3)	5.1
Employee Stock Ownership Plan Trust c/o T. Rowe Price P. O. Box 17349 Baltimore, MD 21297-1349

(1)	Based on information contained in the Amended Schedule 13G filed by Barclays on February 5, 2008.

(2)	Based on information contained in the Amended Schedule 13G filed by FMR Corp. on February 14, 2008.

(3)	Participants in the Company Employee Stock Ownership Plan (“ESOP”) have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants’ accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of March 17, 2008, 7,612,263 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and no shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of common stock allocated to his or her account as soon as practicable after such participant’s employment with the Company terminates. In general, except for participants with fully vested balances, who have the right to diversify up to twenty-five percent of their account balance under the Plan, and certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants’ accounts are distributed to them.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 17, 2008 held by (i) the Company’s chief executive officer, chief financial officer and the other named executive officers, (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group (based on 148,791,129 shares of Common Stock outstanding as of such date).

	Shares Owned
	Beneficially
Stock Ownership by Executive Officers and Directors	Number		Percent

Bret W. Wise	442,872	(1)	*
William R. Jellison	367,668	(2)	*
Christopher T. Clark	335,666	(3)	*
James G. Mosch	312,909	(4)	*
Brian M. Addison	306,351	(5)	*
Dr. Michael C. Alfano	30,491	(6)	*
Eric K. Brandt	18,393	(7)	*
Paula H. Cholmondeley	43,353	(8)	*
Michael J. Coleman	66,563	(9)	*
Dr. Wendy L. Dixon	16,837	(10)	*
William F. Hecht	50,040	(11)	*
Leslie A. Jones	253,842	(12)	*
Francis J. Lunger	15,565	(13)	*
John C. Miles II	24,333	(14)	*
W. Keith Smith	149,170	(15)	*
All directors and executive officers as a group (17 persons)	2,701,974	(16)	1.8

*	Less than 1%

(1)	Includes 500 shares held by Mr. Wise’s spouse, 2,000 shares held in an IRA account, 1,444 shares held in a 401(k) account of Mr. Wise, 2,541 shares allocated to the Company ESOP account of Mr. Wise, 415,977 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 13,410 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(2)	Includes 3,000 shares held by Mr. Jellison’s family trust, 10,131 shares allocated to the Company ESOP account of Mr. Jellison, 324,659 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 18,543 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(3)	Includes 27,890 shares allocated to the Company ESOP account of Mr. Clark, 296,231 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 11,545 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(4)	Includes 19,971 shares allocated to the Company ESOP account of Mr. Mosch, 283,498 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 9,442 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(5)	Includes 16,873 shares allocated to the Company ESOP account of Mr. Addison, 274,650 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 11,828 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(6)	Consists of 24,667 shares, which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008.

(7)	Consists of 18,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 393 shares which could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(8)	Consists of 36,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 7,353 shares which could be acquired pursuant to the Deferred Plan when Ms. Cholmondeley ceases to be a Board member.

(9)	Includes 12,600 shares held by Mr. Coleman’s spouse, 30,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 17, 2008 and 17,963 shares which could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(10)	Consists of 13,333 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 3,504 shares which could be acquired pursuant to the Deferred Plan when Dr. Dixon ceases to be a Board member.

(11)	Consists of 36,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008 and 14,040 shares which could be acquired pursuant to the Deferred Plan when Mr. Hecht ceases to be a Board member.

(12)	Includes 46,000 shares held by Mr. Jones’ spouse, 48,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 17, 2008 and 15,784 shares which could be acquired pursuant to the Deferred Plan when Mr. Jones ceases to be a Board member.

(13)	Includes 12,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 17, 2008 and 3,565 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(14)	Includes 13,333 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 17, 2008.

(15)	Includes 48,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 17, 2008 and 27,460 shares which could be acquired pursuant to the Deferred Plan when Mr. Smith ceases to be a Board member.

(16)	Includes 62,100 shares held by or for the benefit of others, 2,000 shares held in an IRA, 1,444 shares held in a 401(k) account, 121,024 shares allocated to employees’ ESOP accounts, 2,088,809 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 17, 2008, 90,061 shares which could be acquired pursuant to the Deferred Plan when directors cease to be Board members and 74,348 shares which could be acquired pursuant to the SERP upon retirement or termination of executive officers from the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the Securities and Exchange Commission. The required reporting periods were significantly reduced in August 2002 for most reports to two business days. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal 2007, all such persons complied with all applicable filing requirements, except that, Form 4s were filed late for Brian Addison, Christopher Clark, William Jellison, Rachel McKinney, James Mosch, Robert Size, Timothy Warady and Bret Wise for a grant of Restricted Stock Units (RSUs) in February 2007 and their annual SERP allocation in March 2007. Also, one report was filed late for each director to report the application of the quarterly dividend in October 2007 to their existing RSUs.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee is comprised of three directors, all of whom are independent under the listing standards of the NASDAQ Stock Market, Inc. (the “Listing Standards”), and operates under a written charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix D). The Committee is pleased to present its report on executive compensation. This report describes the components of the

Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company. The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Discussion and Analysis is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

HUMAN RESOURCES COMMITTEE

William F. Hecht	Michael C. Alfano	Michael J. Coleman

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Human Resources Committee

The Human Resources Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. The role of the Committee is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans (including reviewing and approving equity grants to executive officers) and annually review and approve all compensation decisions relating to executive officers, including those for the Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee reviews and approves, among other things, salary increases for the Company’s Named Executive Officers, the structure of the Company’s Annual Incentive Plan, including annual performance objectives for the Named Executive Officers; and the structure and actual grants of awards under the Company’s equity incentive programs. The Committee reviews with the Board its decisions regarding compensation for the CEO, and if it determines appropriate, seeks ratification by the Board.

The Committee is assisted in its work by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the Named Executive Officers for 2007, the Committee engaged an independent compensation consultant, Towers Perrin, to advise on matters related to CEO and other executive compensation.

As part of the review of the CEO’s compensation, the Committee reviews and approves goals and objectives relevant to the compensation of the Company’s CEO, evaluates the CEO’s performance with respect to those goals and objectives and determines, either as a committee or together with the Board of Directors, the CEO’s total compensation level based on such evaluation. The Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other Named Executive Officers (as well as such other employees of the Company as the Committee may determine from time to time to be necessary or desirable) and the grant of awards pursuant to the Company’s Equity Incentive Plan.

General Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to provide a compensation package that is designed to satisfy the following principal objectives:

•	to align the interests of management and employees with corporate performance and shareholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;

•	to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices; and

•	to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals and/or increases in Company stock price, including accomplishments within assigned functional areas and successfully managing their respective organizations.

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balances a level of fixed compensation with incentive compensation that varies with the performance of the Company and the individual executive. The Company’s base pay and benefit programs for executives provide basic economic security at a level that is consistent with the market for executive management and competitive compensation practices. The annual and long-term incentive compensation programs reward performance measured against goals and standards established by the Committee, and are designed to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital, leading to increasing the Company’s stock price.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the shareowners; a competitive level of retirement income; and, in the event of special circumstances, such as termination of employment in connection with a change in control of the Company, special severance protection to help ensure executive retention during the change in control process and to ensure executive focus on serving the Company and shareowner interests without the distraction of possible job and income loss.

In furtherance of the philosophy and objectives discussed above, the Committee has determined that the total compensation program for executive officers should consist of the following components:

•	Base Salaries

•	Annual Incentive awards based on achievement of annual objectives

•	Long-term incentive compensation

•	Retirement, Health & Welfare benefits

•	Certain post termination payments

Determination of Executive Compensation

The Company focuses annually on developing a total remuneration level for executives that is intended to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets are developed using a ”total remuneration” perspective.

Generally speaking, the Company designs its compensation programs such that there is a correlation between level of position and degree of risk. Based on that guiding principle, the Company’s more senior executives with the highest levels of responsibility and accountability have a higher percentage of their total potential remuneration at risk, i.e., incentive and equity compensation, than do employees with lower levels of responsibility and accountability. This means that a higher proportion of their total potential compensation is based upon variable incentive pay and equity compensation, than is the case with the Company’s employees with lower levels of responsibility and accountability.

In establishing the Company’s current executive compensation policies, compensation programs and awards, the Committee reviewed, for purposes of market comparison, the levels of current compensation at companies of similar size as the Company, using compensation surveys provided by Towers Perrin. In November 2006, competitive data was developed by Towers Perrin, using a Towers Perrin database of compensation surveys. The database used by Towers Perrin in 2006 was comprised of one hundred and ninety-six comparator companies generating annual revenues of $1 billion to $3 billion (“Peer Group”) and included the companies set forth in Appendix A to this proxy statement. This data from the Peer Group is considered by the Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. In reviewing executive officers’ compensation, the Committee also considers recommendations from the CEO regarding total compensation for other executive officers. The Towers Perrin report provides to the Committee historical and prospective total compensation components for each executive officer as compared to the Peer Group. Base pay and annual incentives are targeted to a range around the 50th percentile, and long-term incentives are targeted to a range around the 75th percentile of the Peer Group, subject to individual performance and experience factors of each executive officer. The Committee does not consider the overall wealth accumulation or prior compensation of executives in establishing the current level of compensation, except to the extent the prior year’s compensation is considered in the comparative analysis described above.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strives to reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group, employee retention efforts, the Company’s overall guidelines and annual salary budget guidelines. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Group for a comparable role, in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation.

The starting point for the Committee in establishing base salaries and annual incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Group. In determining the total annual cash compensation of the executive officer, the Committee establishes a comparative base salary and what the annual incentive awards would be at the 100% target achievement level. Once the Committee establishes the appropriate range for base salaries relative to comparable positions reflected in the Peer Group, the Committee adjusts the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment. The base salaries of the executive officers were reviewed in December 2006 in connection with the review of total compensation and changes were made effective at the beginning of 2007. Because target annual incentive award levels are set as a percentage of salary, increases in salary also affect the annual cash incentive award opportunity. At its meeting in December 2006, the Committee approved base salaries for the named executive officers for 2007 as follows:

Bret W. Wise, Chairman of the Board, Chief Executive Officer and President — $700,000

Christopher T. Clark, Executive Vice President and Chief Operating Officer — $450,000

William R. Jellison, Senior Vice President and Chief Financial Officer — $383,000

James G. Mosch, Senior Vice President — $342,000

Brian M. Addison, Vice President, Secretary and General Counsel — $331,000

Determination of Annual Incentive Awards

As discussed above in the section on General Compensation Philosophy and Objectives, the Committee believes it is important to have a portion of the executive’s total annual cash compensation tied to the short-term (annual) performance of the Company and its executives. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes this helps to align the compensation and objectives of the executives with the Company and its shareholders. Annual incentive awards are determined as a percentage of each executive’s base salary. The Committee determines the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the Named Executive Officers. For executives below the level of the Named Executive Officers, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established in the fourth quarter of the year preceding or at the beginning of the performance year. In establishing the target payouts, the Committee evaluates the compensation levels in the Peer Group. The Committee establishes performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, are competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Group. If the Company exceeds the targets established by the Committee, the executives will be rewarded with higher annual bonuses and if the Company falls below the targets, the executive’s bonuses will be reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company as measured based on United States (“U.S.”) Generally Accepted Accounting Principles (“GAAP”) consistently applied. The annual incentive plan provides that the Committee may adjust the GAAP results to address unique or significant events, such as the impact of merger and acquisition activity, charges related to settlement of litigation, unbudgeted restructuring expenses or gains, interest carrying costs related to unbudgeted share repurchases, and the impact of significant or non- recurring unbudgeted one-time gains or losses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

As noted earlier, the Committee believes that employees in higher ranks should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation in times of poor financial performance and higher total cash compensation when the Company performs well. Consistent with this principle, for 2007, the bonus targets for the named Executive Officers ranged from 50 to 100% of base salary depending on the executive’s position, as set forth below.

Bret W. Wise, Chairman, Chief Executive Officer and President — 100%

Christopher T. Clark, Executive Vice President and Chief Operating Officer — 75%

William R. Jellison, Senior Vice President and Chief Financial Officer — 55%

James G. Mosch, Senior Vice President — 55%

Brian M. Addison, Vice President, Secretary and General Counsel — 50%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the Committee. Generally, the Committee expects awards, in the aggregate, to range from 90% to 110% of target. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level is not expected. Awards, for the positions of the Named Executive Officers over the last three years have ranged from 93.6% to 145.5% of target. The key performance measures for the Named Executive Officers are targets for the Company’s net income and internal sales growth. In the case of operating executives who have responsibility for certain businesses, in addition to the targets for the Company’s income and sales growth, a portion of their annual target is comprised of the operating income and internal sales growth of those businesses. The targets for net income and internal sales growth are evaluated in conjunction so that minimal levels of achievement must be met on both targets in order for any incentive award to be paid. The Committee establishes objectives for net income and internal sales growth which it believes is challenging but fair and consistent with the executive compensation objectives described above. If the objectives are met the Company will produce better than market results which should translate into greater shareholder returns. The targets for 2007 at 100% for the Named Executive Officers, other than Mr. Mosch, who has direct operating segment responsibility, were internal sales growth of 5% and corporate net income of $244.5 million. 50% of Mr. Mosch’s objectives were based on the same objectives as the other Named Executive Officers and the other 50% was based on the sales growth and income from operations of the operating segment for which Mr. Mosch had responsibility. The Company believes it would be competitively harmful to disclose the operating segment objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. The targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business outperforming its competition in the market.

At its February 2008 meeting, the Committee reviewed the performance of the Company and its executives with respect to objectives to determine whether the Named Executive Officers had met or exceeded the 2007 performance goals. Annual cash incentive awards are determined by multiplying the results for each performance objective by the target award opportunity for each Named Executive Officer as described above, and then multiplied by the base salary as of December 31, 2007, the end of the performance period.

The target net income used for annual incentive objective purposes is corporate reported net income, net of specific items as described above. The items that were excluded from reported net income for 2007 were unbudgeted restructuring and other costs, the impact of unbudgeted acquisitions, interest carrying costs on unbudgeted share repurchases, and the favorable impact of the change in the corporate tax rate in Germany.

Based on the Committee’s assessment of the performance of the Named Executive Officers and the Company, the Named Executive Officers were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman, Chief Executive Officer and President — 145.5%

Christopher T. Clark, Executive Vice President and Chief Operating Officer — 145.5%

William R. Jellison, Senior Vice President and Chief Financial Officer — 145.5%

James G. Mosch, Senior Vice President — 160.4%

Brian M. Addison, Vice President, Secretary and General Counsel — 145.5%

Long-Term Incentive Compensation

The third principal component in total compensation for the Company’s executives is the award of stock options and restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan.

The Committee believes that long-term incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. We also believe that long-term incentive awards align the interests of the executive officers with those of our shareowners. Long-term incentive awards for executive officers are made generally annually, as part of the “total remuneration” approach to executive compensation, under the shareholder-approved Amended and Restated Dentsply Equity Incentive Plan. The long-term incentive program is designed to reward mid- and long-term performance and is currently comprised of two components:

•	Stock option awards designed to reward stock price growth; and

•	RSU awards based on performance on operational, financial and strategic goals, as well as stock price growth.

A stock option becomes valuable only if DENTSPLY’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest. This provides an incentive for an option holder to remain employed by DENTSPLY and to maximize shareholder value. The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of shareholders. For this reason, the Committee has placed more emphasis and weight on the long-term equity incentive portion of the total compensation of executives, targeting the equity incentive compensation at a range around the 75th percentile of the Peer Group.

Historically, the Company’s equity incentive has been comprised of stock options which are granted at the Board meeting in December of each year as well as to newly hired executives at the Committee meeting which follows the executive’s employment date. Stock options are granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date.

As a result, stock option awards are designed to reward executives for increases in the Company’s stock price. Stock option grants become exercisable over three years — one-third at the end of each year following grant — and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to a qualified retirement.

During 2006, the Committee performed a comprehensive review of the use and value of the Company’s Equity Incentive Program with respect to executive officer compensation programs. As a result of this review, the Committee decided to utilize, beginning in 2007, RSUs as part of the Company’s equity incentive program, in addition to stock options. The Committee believes that the use of RSUs as part of the Company’s equity compensation program is more consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company, provides an incentive for executives to remain with the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals.

Determination of Stock Option and RSU Grants

Guidelines for the size and type of awards are developed based upon, among other factors, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives and total compensation, as compared to the Peer Group. Larger equity awards are made to more senior executives so that a larger portion of their total potential compensation will be variable and will increase upon shareholder value creation. In determining the size of equity incentive grants to executive officers, the Committee targets a range around the 75th percentile of the Peer Group for persons holding comparable positions. The Committee then takes into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage attributed to executive officers. With respect to the number of RSUs granted, the Committee focuses, in particular, on the performance of the Company over the prior three years, primarily based on performance of executives relative to objectives under the Annual Incentive Plan. Once the RSU grant target for each executive is established it may be adjusted up or down based on performance of the Company against the objectives under the Annual Incentive Plan for the prior three years, and the Company’s progress toward certain strategic objectives.

For stock option grants in December 2007 and grants of RSUs in February 2007, 70% of the expected value target established by the Committee was converted to an estimated number of stock options, and the remaining 30% of value was converted to RSUs. The split between stock options and RSUs was based both on comparisons to the market and the overall risk/reward tradeoff. With respect to the RSUs, the Committee considered the performance of the Company against the annual objectives for the past three years and progress by the Company against strategic objectives. Based on this review, the Committee determined that RSU grants in February 2007 should be made at 100% of targeted levels. In this determination, the Committee weighed heavily the progress made in 2007 against both established earnings and sales targets and strategic objectives.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with Statement of Financial Accounting Standards (”SFAS”) No. 123(R), ”Share-Based Payment” (”SFAS No. 123(R)”).

Equity Grant Practices

The Committee reviewed the Company’s practices for equity incentive grants. The grant date utilized for annual and other grants is always on the date the Committee or the Board approves the grants. Stock options are granted with an exercise price equal to the closing price on the day of the grant and with RSUs the recipient is granted a right to a specified number of shares.

Post-Termination Arrangements

Termination of Employment

The Company has entered employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company other than in a change of control of the Company (as defined in the agreements) without cause, or by the employee with good reason, (i) the Company will be obligated to pay the employee, for a period of two years subsequent to termination of employment, all compensation at the base salary rate immediately preceding the termination, and (ii) the employee will be entitled to receive the benefits that they would have accrued during the two-year period following termination under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before their termination.

The amounts that each Named Executive Officer would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change in Control tables below.

Termination following Change-in-Control

The Committee believes executive officers, including all the Named Executive Officers, who are terminated or elect to resign for “good reason” (as defined in the employment agreements) in connection with a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and shareholder interests during a change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits are consistent with the practices of companies with whom DENTSPLY competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of DENTSPLY, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the employee with good reason within a period of two (2) years after a change in control of the Company, the Company is required to pay to the Named Executive Officers, within five days after the employee’s termination (subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code), the benefits described in the Potential Payment Upon Termination or Change in Control tables below.

Retirement and Other Benefits

The Company also maintains standard benefits that are consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements).

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow DENTSPLY to make contributions or allocations to those funds.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the Named Executive Officers. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each Named Executive Officer, in a similar fashion to those provided to all other U.S.-based DENTSPLY employees.

The Company maintains a very limited number of benefit programs that are only available to the Named Executive Officers and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the Dentsply Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the SERP. Contributions equal to 11.7% of total annual compensation, reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participant’s accounts. No actual benefits are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

Effective January 1, 2008, the Company adopted the DSSP. This is a deferred compensation plan that allows management employees of the Company, including the Named Executive Officers, to defer a portion of their base salary and annual incentive bonus for payment at a future time, as elected by the participant. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The Plan is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds, which are tracked by the Administrator.

Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the shareholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, and stock awarded pursuant to the equity incentive program, other than stock options. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5X
Chief Operating Officer	3X
Senior Vice Presidents	2X
Vice Presidents	1X

All Named Executive Officers in their positions for at least six (6) years were in compliance with the Stock Ownership Guidelines as of the end of 2007.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Named Executive Officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The Committee generally seeks ways to limit the impact of Section 162(m), however, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for the vesting of their RSUs granted in 2007, requiring the Company to be profitable over the three year vesting period, consistent with the performance based requirements established by 162(m).

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the named executive officers for the fiscal year ended December 31, 2007. The named executive officers are the Company’s chief executive officer, chief financial officer, and three other most highly compensated executive officers ranked in the table below by their total compensation.

Summary Compensation Table
For Fiscal Year End December 31, 2007

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principle Position(1)	Year	($)	($)	($)(7)	($)(8)	($)(9)	($)	($)(10)	($)

Bret W. Wise	2007	700,000	—	895,116	1,686,574	1,018,200	—	115,136	4,415,026
Chairman of the Board, Chief Executive Officer and President (2)	2006	477,000	—	—	1,526,909	334,900	—	84,179	2,422,988
William R. Jellison	2007	383,000	—	192,250	389,209	306,400	—	61,024	1,331,883
Senior Vice President and Chief Financial Officer (3)	2006	368,000	—	—	328,742	189,400	—	78,005	964,147
Christopher T. Clark	2007	450,000	—	321,442	680,829	490,900	—	70,594	2,013,766
President and Chief Operating Officer (4)	2006	330,000	—	—	549,966	204,200	—	55,818	1,139,984
James G. Mosch	2007	342,000	—	149,186	350,174	301,700	—	49,488	1,192,547
Senior Vice President (5)	2006	297,000	—	—	254,485	131,800	—	46,563	729,848
Brian M. Addison	2007	331,000	—	126,116	252,584	240,700	—	50,190	1,000,590
Vice President, Secretary and General Counsel (6)	2006	318,000	—	—	215,036	148,800	—	53,829	735,665

(1)	Principal positions are the positions held during 2007.

(2)	Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006. Mr. Wise was named Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 2007.

(3)	Mr. Jellison served as Senior Vice President, Chief Financial Officer from April 20, 1998 to October 12, 2002, then served as a Senior Vice President in charge of an operating unit and was reappointed Senior Vice President and Chief Financial Officer January 10, 2005.

(4)	Mr. Clark was appointed Senior Vice President effective November 1, 2002. Mr. Clark was named Executive Vice President and Chief Operating Officer of the Company effective January 1, 2007.

(5)	Mr. Mosch was appointed Senior Vice President effective November 1, 2002.

(6)	Mr. Addison was appointed Vice President, Secretary and General Counsel effective January 1, 1998.

(7)	Represents the compensation costs of RSUs granted in 2007 for financial statement reporting purposes in accordance with SFAS 123(R). Information regarding the calculation of these amounts for the fiscal year ended December 31, 2007 is included in Note 11 to the Company’s Consolidated Financial Statements.

(8)	Represents the compensation costs of stock options recognized in 2007 and 2006 for financial statement reporting purposes in accordance with SFAS 123(R), using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts for fiscal years ended December 31, 2007 and 2006 are included in Note 11 to the Company’s Consolidated Financial Statements.

(9)	Amounts shown for 2007 and 2006, respectively, represent Incentive Compensation Plan earnings for services provided in 2007 that were paid in cash in 2008 and earnings for services provided in 2006 that were paid in cash in 2007. There were no earnings on outstanding non-equity incentive plan awards.

(10)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the Compensation Discussion and Analysis section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the named executive officers, salary compensation as a percentage of total compensation are as follows: Mr. Wise — 16.0%, Mr. Jellison — 28.7%, Mr. Clark — 22.5%, Mr. Mosch — 28.8%, and Mr. Addison — 33.0%

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2007.

2007 Grants of Plan-Based Awards

											Grant
								All Other	All Other	Exercise	Date
								Stock	Option	or	Fair
								Awards:	Awards:	Base	Value of
								Number of	Number of	Price of	Stock
								Securities	Securities	Option	and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(9)			Underlying	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Options	($/Share)	Awards
Name of Executive Officer	Date	($)	($)	($)	(#)	(#)	(#)	(#)(9)	(#)(7)	(8)	($)(10)

Bret W. Wise
Incentive Compensation (2)		—	700,000	1,400,000	—	—	—	—	—
RSU’s	2/5/2007	—	—	—	0	29,100	29,100	—	—		895,116
Options	12/10/2007	—	—	—	—	—	—	—	146,900	45.15	1,686,574
William R. Jellison
Incentive Compensation (3)		—	210,650	421,300	—	—	—	—	—
RSU’s	2/5/2007	—	—	—	0	6,250	6,250	—	—		192,250
Options	12/10/2007	—	—	—	—	—	—	—	33,900	45.15	389,209
Christopher T. Clark
Incentive Compensation (4)		—	337,500	675,000	—	—	—	—	—
RSU’s	2/5/2007	—	—	—	0	10,450	10,450	—	—		321,442
Options	12/10/2007	—	—	—	—	—	—	—	59,300	45.15	680,829
James G. Mosch
Incentive Compensation (5)		—	188,100	376,200	—	—	—	—	—
RSU’s	2/5/2007	—	—	—	—	—	—	4,850	—		149,186
Options	12/10/2007	—	—	—	—	—	—	—	30,500	45.15	350,174
Brian M. Addison
Incentive Compensation (6)		—	165,500	331,000	—	—	—	—	—
RSU’s	2/5/2007	—	—	—	—	—	—	4,100	—		126,116
Options	12/10/2007	—	—	—	—	—	—	—	22,000	45.15	252,584

(1)	Amounts shown represent threshold, target and maximum amounts for the 2007 Annual Incentive Award compensation plans. The Human Resources Committee established the targets on December 12, 2006. Target amounts would be achieved if budgeted net income and sales growth were achieved. For instance, Mr. Wise’s target was 100% of his salary ($700,000) if the Company achieved budgeted net income and budgeted sales growth in 2007. Under the plan, the threshold is 30% of the target amount if minimum sales growth of 2.5% and at least 90% of budgeted net income is met. Maximum amounts represent the greatest amounts that could be earned under the Incentive Compensation Plan. The maximum non-equity incentive compensation is earned if sales growth meets or exceeds 7.5% and net income is 110% of budget or more. Mr. Wise’s maximum was his base salary ($700,000) multiplied by his incentive compensation percentage (100%) multiplied by 200%. Payments of Annual Incentive Award compensation for 2007 are shown in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Annual Incentive Awards.

(2)	Mr. Wise’s incentive compensation target was calculated at 100% of his base salary.

(3)	Mr. Jellison’s incentive compensation target was calculated at 55% of his base salary.

(4)	Mr. Clark’s incentive compensation target was calculated at 75% of his base salary.

(5)	Mr. Mosch’s incentive compensation target was calculated at 55% of his base salary.

(6)	Mr. Addison’s incentive compensation target was calculated at 50% of his base salary

(7)	Amounts shown are the number of stock options granted to the named officers in 2007. Refer to the Compensation Discussion and Analysis for a description of the terms of and criteria for making these awards.

(8)	Price reflects the closing price of DENTSPLY International common stock on the date the Board of Directors approved the grant.

(9)	These RSUs are credited with dividends when paid in the form of fractional shares, and upon vesting are included in the stock distributed to recipients.

(10)	The assumptions used in calculating the fair values of stock options and RSUs are included in Note 11 to the Company’s Consolidated Financial Statements.

The grant date of stock and option awards is always on the date the Human Resources Committee or the Board of Directors approves the grants. Stock options are granted with an exercise price equal to the closing price on the day of the grant.

Outstanding Equity Awards at Year End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2007 for the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
			Equity					Unearned	Unearned
			Incentive				Market	Shares,	Shares,
		Number of	Plan Awards:				Value of	Units or	Units or
	Number of	Securities	Number of			Number of	Shares or	Other	Other
	Securities	Underlying	Securities			Shares or	Units of	Rights	Rights
	Underlying	Unexercised	Underlying	Option		Units of Stock	Stock	That	That
	Unexercised	Options	Unexercised	Exercise	Option	That	That	Have Not	Have Not
	Options	(Unexercisable)	Unearned	Price	Expiration	Have Not	Have Not	Vested	Vested
	(Exercisable)	(#)	Options	($)	Date	Vested	Vested	(#)	($)
Name	(#)	(1)	(#)	(2)	(3)	(#)	($)	(4)	(5)

Bret W. Wise	109,000	—	—	18.49	Dec 11,2012	—	—	—	—
	59,600	—	—	22.14	Dec 15,2013	—	—	—	—
	60,854	—	—	27.45	Dec 13,2014	—	—	—	—
	120,723	60,361	—	27.74	Dec 13,2015	—	—	—	—
	65,800	131,600	—	31.36	Dec 12,2016	—	—	—	—
	—	146,900	—	45.15	Dec 10,2017	—	—	—	—
								29,100	895,116

	415,977	338,861	—			—	—	29,100	895,116

William R. Jellison	78,300	—	—	15.58	Dec 12,2011	—	—	—	—
	69,000	—	—	18.49	Dec 11,2012	—	—	—	—
	59,600	—	—	22.14	Dec 15,2013	—	—	—	—
	41,836	—	—	27.45	Dec 13,2014	—	—	—	—
	13,467	6,733	—	26.69	Mar 22,2015	—	—	—	—
	48,289	24,145	—	27.74	Dec 13,2015	—	—	—	—
	14,167	28,333	—	31.36	Dec 12,2016	—	—	—	—
	—	33,900	—	45.15	Dec 10,2017	—	—	—	—
								6,250	192,250

	324,659	93,111	—			—	—	6,250	192,250

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
			Equity					Unearned	Unearned
			Incentive				Market	Shares,	Shares,
		Number of	Plan Awards:				Value of	Units or	Units or
	Number of	Securities	Number of			Number of	Shares or	Other	Other
	Securities	Underlying	Securities			Shares or	Units of	Rights	Rights
	Underlying	Unexercised	Underlying	Option		Units of Stock	Stock	That	That
	Unexercised	Options	Unexercised	Exercise	Option	That	That	Have Not	Have Not
	Options	(Unexercisable)	Unearned	Price	Expiration	Have Not	Have Not	Vested	Vested
	(Exercisable)	(#)	Options	($)	Date	Vested	Vested	(#)	($)
Name	(#)	(1)	(#)	(2)	(3)	(#)	($)	(4)	(5)

Christopher T. Clark	23,700	—	—	7.63	Dec 08,2009	—	—	—	—
	16,800	—	—	12.48	Dec 13,2010	—	—	—	—
	24,900	—	—	15.58	Dec 12,2011	—	—	—	—
	69,000	—	—	18.49	Dec 11,2012	—	—	—	—
	59,600	—	—	22.14	Dec 15,2013	—	—	—	—
	41,836	—	—	27.45	Dec 13,2014	—	—	—	—
	36,695	18,347	—	27.74	Dec 13,2015	—	—	—	—
	23,700	47,400	—	31.36	Dec 12,2016	—	—	—	—
	—	59,300	—	45.15	Dec 10,2017	—	—	—	—
								10,450	321,442

	296,231	125,047	—			—	—	10,450	321,442

James G. Mosch	23,700	—	—	7.63	Dec 08,2009	—	—	—	—
	16,800	—	—	12.48	Dec 13,2010	—	—	—	—
	24,900	—	—	15.58	Dec 12,2011	—	—	—	—
	69,000	—	—	18.49	Dec 11,2012	—	—	—	—
	59,600	—	—	22.14	Dec 15,2013	—	—	—	—
	41,836	—	—	27.45	Dec 13,2014	—	—	—	—
	36,695	18,347	—	27.74	Dec 13,2015	—	—	—	—
	10,967	21,933	—	31.36	Dec 12,2016	—	—	—	—
	—	30,500	—	45.15	Dec 10,2017	—	—	—	—
								4,850	149,186

	283,498	70,780	—			—	—	4,850	149,186

Brian M. Addison	44,400	—	—	7.63	Dec 08,2009	—	—	—	—
	34,500	—	—	12.48	Dec 13,2010	—	—	—	—
	43,200	—	—	15.58	Dec 12,2011	—	—	—	—
	35,600	—	—	18.49	Dec 11,2012	—	—	—	—
	43,600	—	—	22.14	Dec 15,2013	—	—	—	—
	32,708	—	—	27.45	Dec 13,2014	—	—	—	—
	31,375	15,687	—	27.74	Dec 13,2015	—	—	—	—
	9,267	18,533	—	31.36	Dec 12,2016	—	—	—	—
	—	22,000	—	45.15	Dec 10,2017	—	—	—	—
								4,100	126,116

	274,650	56,220	—			—	—	4,100	126,116

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules

3/22/2015	The remaining one third will vest March 22, 2008
12/13/2015	The remaining one third will vest December 13, 2008
12/12/2016	One third will vest December 12, 2008, the remaining one third will vest December 12, 2009
12/10/2017	One third will vest December 10, 2008, one third will vest December 10, 2009, the remaining one third will vest December 10, 2010

(2)	The Company’s stock options are granted at the Board meeting in December of each year to employees already in the equity incentive program, and to newly hired executives at the Committee meeting following the executive’s employment date. All grants are made at the closing price on the day of the grant.

(3)	Stock options expire ten years after the grant date.

(4)	Restricted stock unit grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. Restricted stock units have no expiration date. The restricted stock units were granted February 5, 2007 and will be fully vested February 5, 2010. With respect to Bret W. Wise, William R. Jellison and Christopher T. Clark, vesting of restricted stock units is contingent upon the continued profitability of the Company.

(5)	The market value represents the number of restricted stock units granted multiplied by stock closing price on the day the board of directors approved the grant.

All Other Compensation

	ESOP Stock	401(k)	SERP	Perquisites >	Total Other
	Contribution	Contribution	Contribution	$10,000	Compensation
Name of Executive Officer	($)(1)	($)(2)	($)(3)	($)	($)

Bret W. Wise	803	6,750	107,583	—	115,136
William R. Jellison	803	6,750	53,471	—	61,024
Christopher T. Clark	803	6,750	63,041	—	70,594
James G. Mosch	803	6,750	41,935	—	49,488
Brian M. Addison	803	6,750	42,637	—	50,190

(1)	Represents the cost basis of allocations to each of the Named Executive Officers’ DENTSPLY Employee Stock Ownership Plan (“ESOP”) balances for the year ended 12/31/2007. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees, and dividends earned on the forfeited shares, are redistributed to the current ESOP participants, thus reducing the company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.

(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the Named Executive Officers.

(3)	Represents Company credits for the 2007 Plan year to the DENTSPLY International Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of options and stock vested during the year ended December 31, 2007 and the value of options held at that date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

Bret W. Wise	—	—	—	—
William R. Jellison	157,800	4,757,544	—	—
Christopher T. Clark	—	—	—	—
James G. Mosch	16,200	498,434	—	—
Brian M. Addison	35,400	1,089,173	—	—

Non-Qualified Deferred Compensation

Effective January 1, 1999 and amended December 10, 2002, the Board of Directors of the Company adopted a Supplemental Executive Retirement Plan (the “Plan”). The purpose of the Plan is to provide additional retirement benefits for a limited group of management employees, including the named executive officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common stock at the time of distribution.

Upon retirement or termination for any reason, participants in the Supplemental Executive Retirement Plan are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution shall be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified.)

In the event of a Change in Control as defined in this Plan, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under this Plan shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the amount credited to the participant’s vested account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2007, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings in	Aggregate	Balance at
		in Last	in Last	Last	Withdrawals/	Last Fiscal
		Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	Plan Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Bret W. Wise	Supplemental Executive Retirement Plan	—	107,583	204,841	—	603,700
William R. Jellison	Supplemental Executive Retirement Plan	—	53,471	283,259	—	834,809
Christopher T. Clark	Supplemental Executive Retirement Plan	—	63,041	176,362	—	519,768
James G. Mosch	Supplemental Executive Retirement Plan	—	41,935	144,228	—	425,063
Brian M. Addison	Supplemental Executive Retirement Plan	—	42,637	180,680	—	532,494

(1)	Participants in the Supplemental Executive Retirement Plan cannot contribute to the plan.

(2)	Amounts represent unfunded credits allocated to participants’ accounts in 2007. They are reported on the participants’ plan summary statements for the period ending December 31, 2007 and included in the “All Other Compensation” column in the Summary Compensation Table.

(3)	Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, appreciation, and/or dividend credits allocated to participants’ accounts in 2007. Earnings are calculated using market rates. For this reason these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)	There were no distributions to any of the Named Executive Officers in 2007.

The table below discloses potential distributions of the Supplemental Executive Retirement Plan for the Named Executive Officers if they terminated as of December 31, 2007.

			Termination by		Termination
		Employee	Employee with	Termination by	After Change in
	Retirement	Resignation	Cause	Company	Control	Death
Name of Officer	($)	($)	($)	($)	($)	($)

Bret W. Wise(1)	603,700	603,700	818,867	818,867	926,450	603,700
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum

William R. Jellison (2)	834,809	834,809	941,751	941,751	995,221	834,809
Frequency and Duration of Payment	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Lump Sum	Lump Sum After 5 Years

Christopher T. Clark (3)	519,768	519,768	645,851	645,851	708,892	519,768
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum

James G. Mosch (4)	425,063	425,063	508,932	508,932	508,932	425,063
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum

Brian M. Addison (5)	532,494	532,494	617,767	617,767	660,404	532,494
Frequency and Duration of Payment	Annual Installment for 3 Years	Annual Installment for 3 Years	Annual Installment for 3 Years	Annual Installment for 3 Years	Lump Sum	Lump Sum

(1)	Mr. Wise’s Supplemental Executive Retirement Plan (“SERP”) account balance was $603,700 as of December 31, 2007. Mr. Wise would be entitled to additional contributions to the plan for the years 2008 and 2009, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2008 and 2009 are based on Mr. Wise’s salary and bonus compensation received in 2007 multiplied by 11.7% (combined award for ESOP and SERP) less the

ESOP portion ($225,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution as a lump sum payment.

(2)	Mr. Jellison’s SERP account balance was $834,809 as of December 31, 2007. Mr. Jellison would be entitled to additional contributions to the plan for the years 2008 and 2009, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2008 and 2009 are based on Mr. Jellison’s salary and bonus compensation received in 2007 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($225,000 maximum salary multiplied by 6%). Mr. Jellison has elected to receive his SERP account distribution in annual installments over five years.

(3)	Mr. Clark’s SERP account balance was $519,768 as of December 31, 2007. Mr. Clark would be entitled to additional contributions to the plan for the years 2008 and 2009, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2008 and 2009 are based on Mr. Clark’s salary and bonus compensation received in 2007 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($225,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution as a lump sum payment.

(4)	Mr. Mosch’s SERP account balance was $425,063 as of December 31, 2007. Mr. Mosch would be entitled to additional contributions to the plan for the years 2008 and 2009, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2008 and 2009 are based on Mr. Mosch’s salary and bonus compensation received in 2007 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($225,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.

(5)	Mr. Addison’s SERP account balance was $532,494 as of December 31, 2007. Mr. Addison would be entitled to additional contributions to the plan for the years 2008 and 2009, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2008 and 2009 are based on Mr. Addison’s salary and bonus compensation received in 2007 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($225,000 maximum salary multiplied by 6%). Mr. Addison has elected to receive his SERP account distribution in annual installments over three years.

Employment Agreements

The Company is party to employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or by the employee with “good reason” (as described in the employment agreements), the Company shall pay compensation and provide benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the Employee would attain age 65. During this period, (i) the Company will be obligated to pay the employee at the rate of salary being paid immediately before the termination, (ii) the employee will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board of Directors, (iii) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable, (iv) the employee will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans of the Company or any Affiliate, and (v) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any Affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. In the event of death of employee during the Termination Period, the Company shall continue to make payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and shall pay any bonuses due on a pro-rata basis until the date of the employee’s death, to the employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate.

Each of the employment agreements includes a three (3) year non-competition commitment and a commitment against disclosure of the Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments Upon Termination or Change in Control

The tables below represent the amount of compensation to each of the Named Executive Officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, resignation, termination by the employee with cause, termination by the company without cause, termination following a change in control and in the event of the death of the named executive is provided. The amounts assume that the date of termination was December 31, 2007 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY International was assumed to remain at $45.02 per share, the closing price on December 31, 2007. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executives’ terminations from the Company.

Payments Made Upon Termination

The named executive officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1) pro rata share of non-equity incentive compensation, would be paid in February of the year following the year in which earned;

(2) vested stock options could be exercised within 90 days of termination:

(3) lump sum distributions would be made for amounts accrued and vested through the Company’s Employee Stock Ownership and 401(k) Plans

(4) distributions would be made based upon prior election for amounts accrued and vested through the Company’s Supplemental Executive Retirement Plan; and

(5) lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, the named executive officer would be entitled to the following:

(1) all outstanding stock options and RSUs would vest as of the date of a qualified retirement (age 65, or age 60 with fifteen years of service), and the options expire the earlier of 5 years from that date or the original expiration date;

Payments Made Upon Termination For Cause by the Executive, or Termination by the Company Without Cause

If a Named Executive Officer separates from the Company with cause, or if the Company terminates the executive without cause, the Named Executive Officer would be entitled, for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of: (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the Employee would attain age 65, to the following:

(1) full rate of salary immediately preceding the date of notice of termination, the first six months to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;

(2) non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;

(3) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable;

(4) benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership (ESOP) or similar retirement plan or plans of the Company or any Affiliate;

(5) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any Affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events:

a. the employee becomes eligible for similar type coverage under another employer’s group plans;

b. the employee becomes eligible for Medicare health benefits; or

c. the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive For Cause or the Company Terminates or Gives Written Notice of Termination to the Employee within Two (2) Years after a Change of Control

If, within two (2) years after a Change of Control the Named Executive terminates employment for cause, or the Company terminates or gives written notice of termination of employment to the Named Executive (regardless of whether with or without cause), the Company shall pay the following amounts to the Named Executive in a single lump sum cash payment within five (5) business days of such termination (provided, that any amount that would be payable to the Named Executive during the six-month period beginning on his date of termination and which would not otherwise be exempt from the application of Section 409A(a)(2)(B) of the Code shall be withheld and paid instead on the six (6) month anniversary of the date of termination.

(1) An amount equal to three (3) times the Executive’s current annual salary for Messrs. Wise, Jellison, Clark, and Addison, and an amount equal to two (2) times the Executive’s current annual salary for Mr. Mosch;

(2) An amount equal to three (3) times the Executive’s Annual Incentive bonus for Messrs. Wise, Jellison, Clark, and Addison, and an amount equal to two (2) times the Executive’s Annual Incentive bonus for Mr. Mosch, for the year in which the termination occurs based on the target of 100% achievement; and

(3) An amount equal to the benefits that would have been accrued by the Named Executive for the three (3) year period from the date of termination for Messrs. Wise, Jellison, Clark, and Addison, and for the two (2) year period from the date of termination for Mr. Mosch, from participation by the Employee under any pension, profit sharing, employee stock ownership plan (“ESOP”) Supplemental Executive Retirement Plan (“SERP”) or similar retirement plan or plans of the Company or any Affiliate in which the Employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the Employee would have had during such period.

(4) Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any Affiliate in which the Named Executive participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to Executive

(1) In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive as described above, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.

(2) If the net after-tax benefit to the Executive of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the Executive resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the Company shall not pay the Executive the Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the Participate under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.

(3) If the Company is not required to pay the Employee a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Company will apply a limitation on the Payment amount as follows: The aggregate present value of the benefits paid to the Executive (the “Separation Benefits”) shall be reduced (but not below zero) to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of such Separation Benefits without causing any Payment to be subject to the limitation of deduction under section 280G of the Code.

Payments Due Upon Death

If a named officer separates from the Company due to death, the named executive officer’s beneficiaries would be entitled to the following:

(1) salary at the rate immediately preceding the date of death for a period of one year from the date of death;

(2) pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;

(3) all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and

(4) contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries; and

Bret W. Wise

			Termination by
		Employee	Employee	Termination	Termination After
	Retirement	Resignation	with Cause	by Company	Change in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	—	—	1,400,000	1,400,000	2,100,000	700,000
Non Equity Incentive Compensation Plan	700,000	700,000	1,400,000	1,400,000	2,100,000	700,000
Stock Options	8,310,089	8,310,089	11,150,783	11,150,783	11,150,783	11,150,783
Stock Awards & Dividends	—	—	—	—	1,315,627	1,315,627
Employee Stock Ownership Plan	100,541	100,541	121,091	121,091	127,841	100,541
401(k)	6,750	6,750	13,500	13,500	20,250	6,750
Supplemental Executive Retirement Plan	603,700	603,700	818,867	818,867	926,450	603,700
Medical, Dental, Vision and Personal Accident Insurances	—	—	22,776	22,776	22,776	—
Long Term Disability Insurance	—	—	880	880	880	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,380	1,380	1,380	—
Gross-Up	—	—	—	—	2,806,636	—

Total	9,721,081	9,721,081	14,929,277	14,929,277	20,572,623	14,577,402

William R. Jellison

			Termination by
		Employee	Employee	Termination	Termination After
	Retirement	Resignation	with Cause	by Company	Change in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	—	—	766,000	766,000	1,149,000	383,000
Non Equity Incentive Compensation Plan	210,650	210,650	421,300	421,300	631,950	210,650
Stock Options	7,509,380	7,509,380	8,437,084	8,437,084	8,437,084	8,437,084
Stock Awards & Dividends	—	—	—	—	282,566	282,566
Employee Stock Ownership Plan	419,690	419,690	462,630	462,630	469,380	419,690
401(k)	6,750	6,750	13,500	13,500	20,250	6,750
Supplemental Executive Retirement Plan	834,809	834,809	941,751	941,751	995,221	834,809
Medical, Dental, Vision and Personal Accident Insurances	—	—	23,813	23,813	23,813	—
Long Term Disability Insurance	—	—	880	880	880	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,380	1,380	1,380	—
Gross-Up	—	—	—	—	—	—

Total	8,981,279	8,981,279	11,068,337	11,068,337	12,011,524	10,574,549

Christopher T. Clark

			Termination by
		Employee	Employee	Termination	Termination After
	Retirement	Resignation	with Cause	by Company	Change in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	—	—	900,000	900,000	1,350,000	450,000
Non Equity Incentive Compensation Plan	337,500	337,500	675,000	675,000	1,012,500	337,500
Stock Options	7,053,368	7,053,368	8,017,888	8,017,888	8,017,888	8,017,888
Stock Awards & Dividends	—	—	—	—	472,450	472,450
Employee Stock Ownership Plan	1,166,448	1,166,448	1,261,776	1,261,776	1,268,526	1,166,448
401(k)	6,750	6,750	13,500	13,500	20,250	6,750
Supplemental Executive Retirement Plan	519,768	519,768	645,851	645,851	708,892	519,768
Medical, Dental, Vision and Personal Accident Insurances	—	—	22,776	22,776	22,776	—
Long Term Disability Insurance	—	—	880	880	880	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,380	1,380	1,380	—
Gross-Up	—	—	—	—	1,284,743	—

Total	9,083,834	9,083,834	11,539,051	11,539,051	14,160,285	10,970,804

James G. Mosch

			Termination by
		Employee	Employee	Termination	Termination After
	Retirement	Resignation	with Cause	by Company	Change in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	—	—	684,000	684,000	684,000	342,000
Non Equity Incentive Compensation Plan	188,100	188,100	376,200	376,200	376,200	188,100
Stock Options	6,879,435	6,879,435	7,496,076	7,496,076	7,496,076	7,496,076
Stock Awards & Dividends	—	—	—	—	219,271	219,271
Employee Stock Ownership Plan	833,418	833,418	905,383	905,383	905,383	833,418
401(k)	6,750	6,750	13,500	13,500	13,500	6,750
Supplemental Executive Retirement Plan	425,063	425,063	508,932	508,932	508,932	425,063
Medical, Dental, Vision and Personal Accident Insurances	—	—	23,499	23,499	23,499	—
Long Term Disability Insurance	—	—	880	880	880	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,380	1,380	1,380	—
Gross-Up	—	—	—	—	—	—

Total	8,332,766	8,332,766	10,009,850	10,009,850	10,229,121	9,510,678

Brian M. Addison

			Termination by
		Employee	Employee	Termination	Termination After
	Retirement	Resignation	with Cause	by Company	Change in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	—	—	662,000	662,000	993,000	331,000
Non Equity Incentive Compensation Plan	165,500	165,500	331,000	331,000	496,500	165,500
Stock Options	7,240,291	7,240,291	7,764,523	7,764,523	7,764,523	7,764,523
Stock Awards & Dividends	—	—	—	—	185,363	185,363
Employee Stock Ownership Plan	700,060	700,060	762,669	762,669	769,419	700,060
401(k)	6,750	6,750	13,500	13,500	20,250	6,750
Supplemental Executive Retirement Plan	532,494	532,494	617,767	617,767	660,404	532,494
Medical, Dental, Vision and Personal Accident Insurances	—	—	23,499	23,499	23,499	—
Long Term Disability Insurance	—	—	880	880	880	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,372	1,372	1,372	—
Gross-Up	—	—	—	—	681,090	—

Total	8,645,094	8,645,094	10,177,209	10,177,209	11,596,299	9,685,689

COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not employees of the Company (“Outside Directors”) received an annual fee in 2007 of $40,000. Outside Directors who were chairpersons of the Human Resources and Governance Committees received an additional annual fee of $7,500, the chairperson of the Audit and Finance Committee received an additional annual fee of $10,000 and the Lead Director received an additional annual fee of $10,000. Directors also received a fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing in 2007. As of March 17, 2008, these fees remain the same. Annual fees are paid quarterly. Each Outside Director receives equity incentive grants, currently stock options and restricted stock units, as fixed from time to time by the Board. In 2007, the equity incentive compensation for directors was set at an expected annual value of $90,000, using the binomial method of calculation, however, because of the change in timing of equity grants, as described in footnote 3 below, the actual grant values varied for the directors. There were 50,924 nonqualified stock options and 8,630 restricted stock units granted to directors collectively in 2007. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of director’s fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

The following table shows the compensation paid to the Company’s Outside Directors for the year ended December 31, 2007.

2007 Directors Compensation

					Change in
					Pension Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name(1)	($)	($)(2)	($)(3)	($)	($)	($)	($)

Michael C. Alfano (4)	56,000	31,491	234,771	—	—	—	322,262
Eric K. Brandt (5)	59,500	31,491	43,260	—	—	—	134,251
Paula H. Cholmondeley (6)	57,500	31,491	56,127	—	—	12,000	157,118
Michael J. Coleman (7)	—	31,491	6,488	—	—	53,500	91,479
Wendy L. Dixon (8)	—	31,491	6,488	—	—	55,500	93,479
William F. Hecht (9)	—	31,491	219,419	—	—	69,750	320,660
Leslie A. Jones (10)	—	31,491	6,488	—	—	53,500	91,479
Francis J. Lunger (11)	—	31,491	6,488	—	—	58,500	96,479
John C. Miles II (12)	—	31,491	6,488	—	—	56,500	94,479
W. Keith Smith (13)	—	31,491	6,488	—	—	63,750	101,729

(1)	Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2007. His compensation is shown in the Summary Compensation Table.

(2)	On July 31, 2007, each member was granted 863 restricted stock units. The stock price at the close of business on July 31, 2007 was $36.49.

(3)	In 2007, the Governance Committee of the Board adopted a plan to move all directors to a May annual grant schedule, rather than the historic anniversary date grant schedule. Because all directors were on a grant schedule of every third year, the Committee implemented a transition plan to effectuate the change to an annual grant schedule. It will take about three years to transition all directors to the annual schedule. Under the transition plan every director will get one grant on the third anniversary of their last grant, as well as annual grants in May. The date and amount of the anniversary grant for each director will vary depending upon when their service began and when the grant is made.

(4)	Dr. Alfano elected to receive his compensation in the form of cash. Compensation to Dr. Alfano consisted of fees of $16,000 for attending Board and committee meetings and the Annual fee of $40,000. Dr Alfano received grants of 20,000 options on February 14, 2007, his anniversary of service on the Board, and 481 options on July 31, 2007.

(5)	Mr. Brandt elected to receive his compensation in the form of cash. Compensation to Mr. Brandt consisted of fees of $19,500 for attending Board and committee meetings and the Annual fee of $40,000. Mr. Brandt received grants of 481 options on July 31, 2007 and 2,460 options on November 1, 2007, his anniversary of service on the Board.

(6)	For 2007, Ms. Cholmondeley elected to receive her compensation in the form of cash and deferral to stock units with dividends. Compensation to Ms. Cholmondeley consisted of fees of $19,500 for attending Board and committee meetings and the Annual fee of $50,000, which included the fee for chairing the Audit and Finance Committee. Ms. Cholmondeley received grants of 481 options on July 31, 2007 and 3,654 options on August 31, 2007 her anniversary of service on the Board.

(7)	For 2007, Mr. Coleman elected to receive his compensation in the form of deferral to a savings account with interest. His compensation consisted of fees of $13,500 for attending Board and committee meetings and the Annual fee of $40,000. Mr. Coleman received a grant of 481 options on July 31, 2007.

(8)	For 2007, Dr. Dixon elected to receive her compensation in the form of deferral to stock units with dividends. Her compensation consisted of fees of $15,500 for attending Board and committee meetings and the Annual fee of $40,000. Dr. Dixon received a grant of 481 options on July 31, 2007.

(9)	For 2006, Mr. Hecht elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Hecht consisted of fees of $16,000 for attending Board and committee meetings and the Annual fee of $53,750, which included the fee for chairing the Human Resources Committee for the full year and serving as the Lead Director role in 2007. Mr. Hecht received grants of 481 options on July 31, 2007, and 20,000 options on March, 21 2007, his anniversary of service on the Board.

(10)	For 2007, Mr. Jones elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Jones consisted of fees of $13,500 for attending Board and committee meetings and the Annual fee of $40,000. Mr. Jones received a grant of 481 options on July 31, 2007.

(11)	For 2007, Mr. Lunger elected to receive his compensation in the form of deferral to stock units with dividends. His compensation consisted of fees of $18,500 for attending Board and committee meetings and the Annual fee of $40,000. Mr. Lunger received a grant of 481 options on July 31, 2007.

(12)	For 2007, Mr. Miles elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Miles consisted of fees of $16,500 for attending Board and committee meetings and the Annual fee of $40,000. Mr. Miles received a grant of 481 options on July 31, 2007.

(13)	For 2007, Mr. Smith elected to receive his compensation in the form of deferral to stock units with dividends. His compensation consisted of fees of $17,500 for attending Board and committee meetings and the Annual fee of $46,250, which included the fee for chairing the Governance Committee. Mr. Smith received a grant of 481 options on July 31, 2007.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors Meetings

The Company’s Board of Directors held six meetings during 2007, one of which was a telephone meeting. The Board of Directors has determined that the following directors are “independent” under the Listing Standards: Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Wendy L. Dixon, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John C. Miles, II and W. Keith Smith. In determining the independence of Dr. Alfano, the Board considered the fact that Dr. Alfano is the Executive Vice President of New York University and from time to time the Company sells products to the New York University College of Dentistry. The Board determined that Dr. Alfano has no personal interest or involvement in such transactions and that such transactions are conducted by the relevant businesspeople on an arms length basis with the College of Dentistry. The Board has an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2007. The current composition and activities of the Committees are described below.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee in 2007 were Messrs. Hecht, Jones, Miles and Wise. The Executive Committee held two meetings during 2007, both of which were telephone meetings. The Executive Committee members remain the same as of March 17, 2008.

Audit Committee

The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the

Company’s system of internal control and performing the other duties set forth in the Audit and Finance Committee Charter (a copy of the Audit and Finance Committee Charter is attached to this Proxy Statement as Appendix B).

The members of the Audit Committee in 2007 were Ms. Cholmondeley (Chairperson), and Messrs. Brandt and Lunger, all of whom are independent as defined in the Listing Standards. The Board has determined that Ms. Cholmondeley and Messrs. Brandt and Lunger are Audit Committee Financial Experts under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held nine meetings during 2007, six of which were telephone meetings. The Audit Committee members remain the same as of March 17, 2008.

Governance Committee

The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix C). The members of the Committee in 2007 were Messrs. Smith (Chairman), Jones and Miles and Dr. Dixon, all of whom are independent as defined in the Listing Standards. The members of the Governance Committee remain the same as of March 17, 2008.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by security holders in accordance with the Company’s by-laws (see Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;

•	the willingness and ability to devote the necessary time and effort required for service on the Board;

•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services. The Corporate Governance Committee held five meetings during 2007, one of which was a telephone meeting.

Human Resources Committee

The Human Resources Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally, and employee benefit plans and other activities as set forth in the Human Resources Committee Charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix D). Its members in 2007 were Messrs. Hecht (Chairman) and Coleman and Dr. Alfano, all of whom are independent as defined in the Listing Standards. The

Human Resources Committee met five times during 2007, two of which were telephone meetings. The members of the Human Resources Committee remain the same as of March 17, 2008.

Human Resources Committee Interlocks and Insider Participation

None of the current members of the Human Resources Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Human Resources Committee.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Stockholders Meeting. In 2007, all Board members attended the Annual Meeting of Stockholders.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2007.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee (the “Committee”) reviews the material facts of all Related Person Transactions that require the Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Committee is delegated the authority by the Board to approve Related Party Transactions that, because of timing or scheduling, are not feasible to be approved by the full Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000.

The Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1. any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

2. any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “named executive officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “named executive officer”, and (c) such compensation had been approved, or recommended to the Board of Directors of the Company for approval, by the Human Resources Committee of the Board of Directors;

3. any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

4. any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

5. any Transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6. any Transaction with a Related Party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7. any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Related Person Transaction is submitted to the Committee for consideration at the next Committee meeting or, if the legal department, after consultation with the Chief Executive Officer or the Chief Financial Officer, determines that the Company should not wait until the next Committee meeting, to the Chair of the Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the committee, is reported to the Committee at the next Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Committee.

AUDIT AND FINANCE COMMITTEE DISCLOSURE

The Audit and Finance Committee (“Audit Committee”) was comprised of three directors in 2007, all of whom are independent as defined by the Listing Standards. In addition, Mr. Brandt and Ms. Cholmondeley have been designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors. This charter is reviewed at least annually by the Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix B).

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and an audit of the Company’s internal control over financial reporting; and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and PwC. The Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented.

The Committee discussed with PwC the overall scope and plans for their audits. The Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Paula H. Cholmondeley	Eric K. Brandt	Francis J. Lunger

PROXY DELIVERY STATEMENT

As permitted by law, one copy of the Company’s Proxy Statement and Annual Report is delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this “Householding” approach provides greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may also contact Broadridge, as noted above, to request that only a single copy of such document be mailed in the future.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

STOCKHOLDER COMMUNICATIONS STATEMENT

The Board of Directors has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their Committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2009 must be received by the Company no later than December 11, 2008 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting.

The Company’s by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders must be given to the Secretary of the Company not less than 60 days in advance of the date of the mailing of materials regarding the prior year’s Annual Meeting, which mailing date is identified on the Chairman’s letter at the front of the proxy statement. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2009 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 9, 2009.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

FORM 10-K

STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.

CORPORATE GOVERNANCE GUIDELINES

During 2007, the Board of Directors made some revisions to its Corporate Governance Guidelines and Policies. A copy of such Guidelines and Policies are available on the Company’s website at www.dentsply.com under the “Company” tab.

OTHER MATTERS

The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

APPENDIX A

DENTSPLY International
Executive Pay Analysis
Comparator Companies in $1 — $3 Billion Revenue Group

ADVO
A.G. Edwards
AGL Resources
Allergan
Alliance Data Systems
Alliant Techsystems
American United Life
American Water Works
Ameriprise Financial
Ameritrade
AMETEK
Ann Taylor Stores
Applebee’s International
Aquila
Arysta LifeScience North America
Associated Banc-Corp
Austin Industries
Auto Club Group
Avista
Bank North
Barnes Group
Barrick
Beckman Coulter
Belo
BIC
Bob Evans Farms
Bracco Diagnostics
Brink’s
Building Materials Holding
BWXT Y-12
Cabot
California Automobile Association
Cameron International
Capital Blue Cross
Carpenter Technology
CB Richard Ellis
CDI
Cephalon
Ceridian
Chanel
Chemtura
Cincinnati Bell
COACH
Columbia Sportswear
Commerce Bancorp
Commerce Bancshares
Compass Bancshares
Connell
Convergys
Cooper Standard Automotive
Cooper Tire & Rubber
Corn Products
Convance
CUNA Mutual
Cytec
Dade Behring
Discovery Communications
Donaldson
Dresser
Dynea
Dynegy
Emdeon
Energen
Enron
Equifax
Equitable Resources
Erie Insurance
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Ferreligas
Fleetwood Enterprises
Fremont Investment & Loan
GATX
Genzyme
Georgia Gulf
Gilead Sciences
Great Plans Energy
GROWMARK
GTECH
Harsco
Hawaiian Electric
Hayes Lemmerz

H.B. Fuller
Herbalife International of America
Hercules
Herman Miller
Hexcel
HNI
Hospira
Houghton Mifflin
Hunt Consolidated
Huntington Bancshares
IDEX
IMS Health
IndyMac
InterContinental Hotels
International Flavors & Fragrances
Irvine Company
Irving Oil
ISP
Jack in the Box
JEA
J.M. Smucker
Jostens
Kaman Industrial Technologies
Kansas City Southern
Kennametal
Kinder Morgan
King Pharmaceuticals
Koppers
L.L. Bean
Magellan Midstream Partners
Martin Marietta Materials
Mary Kay
MasterCard
McDermott
MDS Laboratory Service
Medimmune
Mercury Insurance
Meredith
Metaldyne
Mission Foods
Modine Manufacturing
Molex
Monaco Coach
Moody’s
MSC Industrial Direct
NASD
National Fuel Gas
National Semiconductor
Navy Federal Credit Union
New York Power Authority
NorthWestern Energy
NRG Energy
Oglethorp Power
Ohio Casualty
Oshkosh Truck
Otter Tail
Packaging of America
Parsons
Peoples Energy
PerkinElmer
Phillips-Van Heusen
Phoenix Companies
Pinnacle West Capital
Plexus
PMI Group
PNM Resources
Portland General Electric
Prisma Energy
Puget Energy
Ralcorp Holdings
Rayonier
Regal-Beloit
Revlon
Rich Products
Russell
Sabre
Salt River Project
Scotts Miracle-Gro
Securian Financial Group
Security Benefit Group of Companies
Sensata Technologies
Shire Pharmaceuticals
Solutia
Southern Union Company
Spansion
Sports Authority
Springs Global
Steelcase
St. Jude Medical
Targa Resources

Thomas & Betts
Tiffany
Toro
Trans Union
Travelport
True Value Hardware
Tupperware
UCB
UIL Holdings
UniSource Energy
United States Cellular
United States Enrichment
Vectren
Visa International
Visa USA
Vistar
Vulcan Materials
Wamaco
Watson Pharmaceuticals
Webster Bank
Wellcare Health Plans
Westar Energy
W.R. Grace
TOTAL COMPANIES: 196

APPENDIX B

DENTSPLY International Inc.
Audit & Finance Committee Charter

I.	PURPOSE

The primary function of the Audit & Finance Committee (”Committee”) is to assist the Board of Directors (”Board”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities and risk management activities. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent accountants, the internal auditors and the management of the Company.

II.	ORGANIZATION

1.	Members — The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission and NASDAQ, of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. Committee members shall be nominated by the Board, and the Committee shall be composed of not less than three independent Directors who meet the NASDAQ requirements regarding financial knowledge, experience and expertise.

2.	Meetings — The Committee will meet on a regular basis and special meetings will be called as circumstances require. The Committee will meet privately from time to time with representatives of the Company’s independent accountants, the internal auditor and management. Written minutes will be kept for all meetings.

3.	Funding — The Committee shall receive sufficient funding to carry out its functions, including the hiring of outside advisors as deemed appropriate by the Committee.

III.	FUNCTIONS

1.	Financial Oversight and Reporting — The Committee shall have the role and responsibility for monitoring and overseeing the management, gathering and reporting of financial data and information, which shall include:

A.	The appointment, compensation, retention and oversight of the independent accountants.

B.	Review and approve the plans, scope and results for the annual audit with the independent accountants and address any significant financial reporting issues which arose during the audit and their resolution.

C.	Review and approve the plans, scope, budget and results for the internal audit function and address any significant issues raised by the internal audit function.

D.	Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements and application of the rules and the Company’s accounting principles to the Company’s financial reporting.

E.	Review and evaluate the adequacy of internal accounting controls and internal control systems.

2.	Finance — In carrying out its Finance function, the Committee may undertake such actions as it deems necessary or useful and providing updates and recommendations to the Board of Directors which may include:

A.	Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

B.	Dividend Policy. Reviewing analyses from management about the current dividend policy of the Company and provide recommendation to the Board of Directors.

B-1

C.	Financing Activities. Reviewing analyses from management including accounting, tax and financing activities associated with proposed material financing transactions and provide recommendation to the Board of Directors.

D.	Capital Expenditures. At the request of the Board, review specific projects proposed by Management as well as perform a post implementation review of major projects.

E.	Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company’s employee benefit plans.

F.	Insurance. Reviewing the Company’s insurance coverage and the related costs.

G.	Review and approve policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management and Global Cash Investment Management.

H.	Review tax compliance programs and the tax optimization strategies of the company.

I.	Review the financial and accounting components of any material transactions significantly impacting the company.

3.	Information Technology — Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.

4.	Complaint Handling — Review and approve the procedures established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

5.	Outside Advisors — The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

In carrying out its responsibilities, the Committee shall remain flexible in its policies and procedures in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting, reporting and financing practices of the Company are in accordance with all requirements and are of the highest quality.

B-2

APPENDIX C

DENTSPLY International Inc.
Corporate Governance And Nominating Committee Charter

I. PURPOSE

The primary function of the Corporate Governance and Nominating Committee (“Committee”) is to assist the Board of Directors of the Company (the “Board”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Committee shall report to the Board on matters relating to the activities of the Committee.

II. ORGANIZATION

A.	Members. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its election of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III. FUNCTIONS

The Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;

•	Establish criteria for membership on the Board of Directors and its Committees, such as depth of experience, business interest and experience, required expertise and qualifications for membership on each Committee;

•	Aid in recruiting and attracting qualified candidates to serve on the Board;

•	Consider and appraise the performance of incumbent members of the Board in determining whether to recommend that they be nominated for re-election;

•	Make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of each standing Committee of the Board;

•	Recommend appointments of directors as members of Committees of the Board;

•	Periodically review and recommend Governance Guidelines and Policies, including, but not limited to: (i) recommending the policy governing retirement of directors from the Board, (ii) recommending the term of office for directors and whether or not the Board should be classified according to terms, (iii) recommending the desirable ratio of employee and non-employee directors, and (iv) reviewing the format and content of Board meetings and making recommendations for the improvement of such meetings.

•	Approve the acceptance of outside Board seats by Company executives;

•	Review the compensation of the members of the Board for services as a director or member of any Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;

C-1

•	Evaluate Company policies relating to the recruitment of directors, including D&O insurance and indemnification and make recommendations to the Board, or any appropriate Board Committee, regarding such matters; and

•	Review periodically, in the light of changing conditions, new legislation, regulations and other developments, the Company’s Code of Conduct, and make recommendations to the Board for any changes, amendments and modifications to the Code that the Committee shall deem desirable.

•	Review and report to the Board annually concerning Board member independence as defined by the NASDAQ rules.

•	Annually, direct the evaluation of the functioning of the Board in accordance with procedures established by the Board and make recommendations to the Board on implementation of changes.

•	The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

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APPENDIX D

DENTSPLY INTERNATIONAL INC.
Human Resources Committee Charter

I. PURPOSE

The primary function of the Human Resources Committee is to provide general oversight and assistance to the Board of Directors of the Company (the “Board”) for the organizational structure of the Company and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II. ORGANIZATION

A.	Composition. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. A majority of the Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III. FUNCTIONS

A.	General. The Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall communicate to shareholders, as deemed appropriate or as required by the Securities and Exchange Commission or other regulatory body, the Company’s compensation policies and practices. More specifically, the Committee shall be responsible for the following:

•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;

•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;

•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer’s, compensation for the last year was based;

•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

•	Approve, subject to shareholders approval when appropriate, all new equity-related incentive plans for senior management;

•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;

D-1

•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;

•	Receive and review annually or otherwise, as the Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;

•	Review with the Chief Executive Officer matters relating to management succession;

•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the Committee to assist the Committee with its areas of responsibility; and

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.

B.	Consultants. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.

C.	Equity Compensation Plan. The Committee shall administer the Equity Incentive Plans, including but not limited to:

•	Consider relevant market data and Company and individual performance relative to the types and size of awards;

•	Participating in the establishment of plan guidelines and general size of overall grants;

•	Making grants;

•	Interpreting the Plans;

•	Determining rules and regulations relating to the Plans;

•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);

•	Approving any exceptions to receive retiree treatment; and

•	Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

D-2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by DENTSPLY International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DENTSPLY International Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DNTSY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENTSPLY INTERNATIONAL INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR Proposals 1 and 2, and a vote AGAINST Proposal 3. Prop 1– Directors	☐	☐	☐

01) MICHAEL C. ALFANO 02) ERIC K. BRANDT 03) WILLIAM F. HECHT 04) FRANCIS J. LUNGER

Vote on Proposals		For	Against	Abstain

Prop 2 —	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS, TO AUDIT THE BOOKS AND ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

Prop 3 —	PROPOSAL REQUESTING THE BOARD OF DIRECTORS TO ISSUE A SUSTAINABILITY REPORT TO STOCKHOLDERS BY SEPTEMBER 1, 2008.	☐	☐	☐

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.	☐ Yes	☐ No	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.dentsply.com/proxy
IF VOTING BY MAIL,
PLEASE RETURN PROXY CARD PROMPTLY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Solicited on behalf of the Board of Directors of
DENTSPLY International Inc.
The undersigned stockholder of DENTSPLY International Inc. (the “Company”) hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company’s Employee Meeting Room at DENTSPLY International Inc., 570 West College Avenue, York, Pennsylvania, on Tuesday, May 13, 2008, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side.
This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the “ESOP”) and/or DENTSPLY International Inc. 401(k) Savings Plan (the “401 (k)”), I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of DENTSPLY International Inc. (the “Company”) allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.
This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Monday, May 12, 2008, for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 9, 2008, for the Trustee to vote the Plan shares.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)